HealthStream Announces Second Quarter 2019 Results Page 1 July 22, 2019	Exhibit 99.1

Contact:	Scott A. Roberts
Interim Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES SECOND QUARTER 2019 RESULTS

NASHVILLE, Tenn. (July 22, 2019)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the second quarter ended June 30, 2019. In this earnings release, all results are from continuing operations only, unless otherwise indicated (i.e., results for the three and six months ended June 30, 2019 and 2018 exclude the gain on the sale of our divested Patient Experience business segment which was completed in February 2018 and the results of operations of such segment prior to this divestiture).

•

Our CEO contributed $2.2 million of his personally owned HealthStream stock to the Company in order to facilitate the grant of 78,520 shares of common stock to approximately 820 employees under our 2016 Omnibus Incentive Plan, which resulted in a corresponding $2.2 million charge for stock based compensation and related expense in the second quarter

•	Revenues of $63.8 million in the second quarter of 2019, up 12% from $57.0 million in the second quarter of 2018
•

Operating income of $2.3 million in the second quarter of 2019, down 47% from $4.3 million in the second quarter of 2018, which was negatively impacted in the amount of $2.2 million by the charge associated with the stock grant to employees referenced above

•

Income from continuing operations of $2.4 million in the second quarter of 2019, down 34% from $3.7 million in the second quarter of 2018, which was negatively impacted in the amount of $1.7 million by the charge associated with the stock grant to employees referenced above

•

Earnings per share (EPS) from continuing operations of $0.07 per share (diluted) in the second quarter of 2019, which was negatively impacted by $0.05 from the charge associated with the stock grant to employees referenced above, compared to $0.11 per share (diluted) in the second quarter of 2018

•	Adjusted EBITDA[1] from continuing operations of $11.8 million in the second quarter of 2019, up 10% from $10.7 million in the second quarter of 2018

Financial Results:

Second Quarter 2019 Compared to Second Quarter 2018

Revenues for the second quarter of 2019 increased by $6.8 million, or 12 percent, to $63.8 million, compared to $57.0 million for the second quarter of 2018.

Revenues from our HealthStream Workforce Solutions segment were $52.4 million for the second quarter of 2019, compared to $47.0 million for the second quarter of 2018. Revenue growth of $5.4 million was positively impacted by higher revenues from our legacy resuscitation products, which were $15.5 million in the second quarter of 2019, compared to $13.2 million in the second quarter of 2018, and growth in our proprietary learning and compliance products. The acquisition of Providigm, LLC, which was completed in January 2019, also added $1.8 million of revenue to the second quarter of 2019.

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces Second Quarter 2019 Results Page 2 July 22, 2019

Revenues from our HealthStream Provider Solutions segment were $11.4 million for the second quarter of 2019, compared to $10.0 million for the second quarter of 2018. Revenue growth of $1.4 million was primarily a result of new Verity platform subscriptions and professional services for implementation of new customers.

Operating income was $2.3 million for the second quarter of 2019, down 47 percent from $4.3 million for the second quarter of 2018. This decline was driven by the $2.2 million impact of the stock grants made under our 2016 Omnibus Incentive Plan as noted above. In addition, operating income was positively impacted by the increase in revenue and negatively impacted by higher royalties, depreciation and amortization, stock based compensation, personnel costs, and other general expenses.

As announced on June 27, 2019, Robert A. Frist, Jr. contributed 78,520 of his personally owned shares of common stock (a value of $2.0 million) to the Company for the benefit of HealthStream employees, without any consideration paid to Mr. Frist. In connection therewith, the Company has approved the grant of the same number of shares under its 2016 Omnibus Incentive Plan to approximately 820 of its employees. It is contemplated that these shares, which will not be subject to any vesting conditions, will be issued later in July. Mr. Frist also contributed an additional 7,852 of his personally owned shares to cover the Company’s costs associated with such grants, such as administrative expenses and employer payroll taxes. Together, these grants resulted in the Company recognizing approximately $2.0 million stock based compensation expense and $0.2 million payroll tax expense in the second quarter of 2019. The only shareholder who will be diluted from these transactions will be Mr. Frist.

Income from continuing operations was $2.4 million in the second quarter of 2019, down 34 percent from $3.7 million in the second quarter of 2018, and EPS from continuing operations was $0.07 per share (diluted) in the second quarter of 2019, compared to $0.11 per share (diluted) for the second quarter of 2018, both of which were negatively impacted in the amount of $1.7 million, or $0.05 per share, by the charge associated with the stock grant to employees referenced above. Net income (from continuing and discontinued operations) was $2.4 million in the second quarter of 2019, compared to $2.5 million in the second quarter of 2018. EPS was $0.07 per share (diluted) for the second quarter of 2019, compared to $0.08 per share (diluted) for the second quarter of 2018.

Adjusted EBITDA from continuing operations increased to $11.8 million for the second quarter of 2019, compared to $10.7 million in the second quarter of 2018. Adjusted EBITDA was not impacted by the stock contribution transaction noted above, except for the $0.2 million payroll tax expense.

Adjusted EBITDA (from continuing and discontinued operations) was $11.8 million for the second quarter of 2019, compared to $9.2 million in the second quarter of 2018.

At June 30, 2019, the Company had cash and cash equivalents and marketable securities of $161.6 million. Capital expenditures incurred during the second quarter of 2019 were $9.8 million.

Year-to-Date 2019 Compared to Year-to-Date 2018

For the first six months of 2019, revenues were $129.0 million, an increase of 15 percent over revenues of $111.9 million for the first six months of 2018. Operating income for the first six months of 2019 decreased by 4 percent to $7.6 million, compared to $8.0 million for the first six months of 2018, and was negatively impacted by the approximately $2.2 million expense associated with the stock grant to employees. Net income from continuing operations for the first six months of 2019 decreased to $7.2 million, compared to $7.3 million for the first six months of 2018. Earnings per share from continuing operations were $0.22 per share (diluted) for the first six months of 2019, compared to

HealthStream Announces Second Quarter 2019 Results Page 3 July 22, 2019

$0.23 per share (diluted) for the first six months of 2018. Net income for the first six months of 2019 decreased to $8.4 million, compared to $26.4 million for the first six months of 2018, which decrease was primarily driven by the $19.1 million gain, net of tax, on the sale of the PX business in 2018.  Earnings per share were $0.26 per share (diluted) for the first six months of 2019, compared to $0.82 per share (diluted) for the first six months of 2018. Adjusted EBITDA from continuing operations increased by 16 percent to $24.2 million for the first six months of 2019, compared to $20.9 million for the first six months of 2018. Adjusted EBITDA decreased to $25.9 million for the first six months of 2019, compared to $50.5 million for the first six months of 2018, which decrease was driven by the gain on the sale of the PX business in 2018.

Other Business Updates

At June 30, 2019, we had approximately 2.34 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

Financial Outlook for 2019

Below we present our updated 2019 financial guidance:

	Full Year 2019 Guidance
Revenue
Workforce Solutions	$207	-	$213	million
Provider Solutions	44	-	45	million
Consolidated	$251	-	$258	million

Operating Income	$11.0	-	$13.0	million

Adjusted Non-GAAP Operating Income	$13.2	-	$15.2	million

Capital Expenditures			$36	million

Annual Effective Income Tax Rate	23	-	25	percent

Adjusted non-GAAP operating income guidance is a forward-looking non-GAAP financial measure which represents GAAP operating income guidance excluding the impact of the stock grant to employees of approximately $2.2 million as described above. The Company believes that the presentation of this forward-looking non-GAAP financial measure and the exclusion of this expense from adjusted non-GAAP operating income guidance presents useful information to investors in evaluating the projected underlying operating performance of the Company during 2019 in light of the fact that Mr. Frist contributed stock in an amount sufficient to fully offset the $2.2 million expense of the Company associated with these grants and that these transactions will not result in any dilution of the stockholders of the Company (other than Mr. Frist).

This guidance includes the impact of the acquisition of Providigm, which is included in our Workforce Solutions segment, but does not include the impact of any other acquisitions or strategic investments that we may complete during 2019.

“We completed the first half of 2019 favorably with revenues up 15 percent and adjusted EBITDA from continuing operations up 16 percent, both over the same period last year,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “Entering the second half of 2019, we are encouraged by the growing roster of customers who are choosing our new American Red Cross resuscitation program, including one of the nation’s largest health systems.”

HealthStream Announces Second Quarter 2019 Results Page 4 July 22, 2019

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Vice President and Interim Chief Financial Officer, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, July 23, 2019, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #2796398) for U.S. and Canadian callers and 404-537-3406 (conference ID #2796398) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, and changes in fair value of cost method investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces Second Quarter 2019 Results Page 5 July 22, 2019

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder; Colorado; Denver, Colorado; San Diego, California; and Chicago, Illinois. For more information, visit http://www.healthstream.com or call 800-933-9293.

HealthStream Announces Second Quarter 2019 Results Page 6 July 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues, net	$63,781	$57,008	$128,967	$111,866
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	26,806	23,236	53,667	45,484
Product development	7,640	6,547	14,567	12,548
Sales and marketing	9,819	8,913	19,340	17,977
Other general and administrative expenses	10,306	8,029	20,276	15,772
Depreciation and amortization	6,942	6,019	13,480	12,091
Total operating costs and expenses	61,513	52,744	121,330	103,872

Operating income	2,268	4,264	7,637	7,994

Other income, net	852	476	1,674	789

Income from continuing operations before income tax provision	3,120	4,740	9,311	8,783
Income tax provision	719	1,084	2,130	1,498
Income from continuing operations	2,401	3,656	7,181	7,285
Discontinued operations:
Loss from discontinued operations before income tax provision	—	—	—	(64)
(Loss) Gain on sale of discontinued operations	—	(1,502)	1,620	29,490
Income tax (benefit) provision	—	(391)	426	10,319
(Loss) Income from discontinued operations	—	(1,111)	1,194	19,107
Net income	$2,401	$2,545	$8,375	$26,392

Net income (loss) per share – basic:
Continuing operations	$0.07	$0.11	$0.22	$0.23
Discontinued operations	—	(0.03)	0.04	0.59
Net income per share - basic	$0.07	$0.08	$0.26	$0.82

Net income (loss) per share - diluted:
Continuing operations	$0.07	$0.11	$0.22	$0.23
Discontinued operations	—	(0.03)	0.04	0.59
Net income per share - diluted	$0.07	$0.08	$0.26	$0.82

Weighted average shares of common stock outstanding:
Basic	32,394	32,312	32,366	32,205
Diluted	32,434	32,378	32,406	32,255
Dividends declared per share	$—	$—	$—	$1.00

HealthStream Announces Second Quarter 2019 Results Page 7 July 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$120,849	$134,321
Marketable securities	40,737	34,497
Accounts and unbilled receivables, net	29,836	41,004
Prepaid and other current assets	23,059	31,612
Total current assets	214,481	241,434

Capitalized software development, net	20,764	18,352
Property and equipment, net	28,544	15,866
Operating lease right of use assets, net	30,774	—
Goodwill and intangible assets, net	158,093	145,522
Deferred tax assets	251	145
Deferred commissions	15,534	16,470
Other assets	8,010	4,159
Total assets	$476,451	$441,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$31,583	$40,793
Deferred revenue	66,730	66,061
Total current liabilities	98,313	106,854
Deferred tax liabilities	13,136	11,068
Deferred revenue, non-current	2,669	2,868
Operating lease liability, noncurrent	32,046	—
Other long-term liabilities	616	2,211
Total liabilities	146,780	123,001

Shareholders’ equity:
Common stock	288,900	286,597
Accumulated other comprehensive income (loss)	23	(23)
Retained earnings	40,748	32,373
Total shareholders’ equity	329,671	318,947
Total liabilities and shareholders' equity	$476,451	$441,948

HealthStream Announces Second Quarter 2019 Results Page 8 July 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2019	2018
Operating activities:
Net income	$8,375	$26,392
Income from discontinued operations	(1,194)	(19,107)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,480	12,091
Stock based compensation	3,074	846
Amortization of deferred commissions	4,201	3,735
Deferred income taxes	992	636
Provision for doubtful accounts	48	390
Gain on equity method investments	(69)	(5)
Other	(84)	—
Changes in assets and liabilities:
Accounts and unbilled receivables	12,019	3,905
Prepaid and other assets	716	(5,570)
Accounts payable, accrued and other liabilities	(5,280)	(10,385)
Deferred revenue	329	3,277
Net cash provided by continuing operating activities	36,607	16,205
Net cash used in discontinued operating activities	—	(1,003)
Net cash provided by operating activities	36,607	15,202

Investing activities:
Business combinations, net of cash acquired	(18,018)	—
Proceeds from sale of discontinued operations	6,222	57,828
Changes in marketable securities	(6,121)	3,397
Proceeds from sale of fixed assets	12
Payments to acquire cost method investments	(3,342)	—
Purchases of property and equipment	(19,598)	(3,270)
Payments associated with capitalized software development	(8,374)	(5,094)
Net cash (used in) provided by continuing investing activities	(49,219)	52,861
Net cash used in discontinued investing activities	—	(116)
Net cash (used in) provided by investing activities	(49,219)	52,745

Financing activities:
Proceeds from exercise of stock options	214	2,552
Taxes paid related to net settlement of equity awards	(985)	(300)
Payment of earn-outs related to prior acquisitions	(37)	(37)
Payment of cash dividends	(52)	(32,353)
Net cash used in continuing financing activities	(860)	(30,138)
Net cash used in discontinued financing activities	—	—
Net cash used in financing activities	(860)	(30,138)

Net (decrease) increase in cash and cash equivalents	(13,472)	37,809
Cash and cash equivalents at beginning of period	134,321	84,768
Cash and cash equivalents at end of period	$120,849	$122,577

HealthStream Announces Second Quarter 2019 Results Page 9 July 22, 2019

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP income from continuing operations	$2,401	$3,656	$7,181	$7,285
Interest income	(884)	(510)	(1,674)	(850)
Interest expense	30	32	51	66
Income tax provision	719	1,084	2,130	1,498
Stock based compensation expense	2,558	427	3,074	846
Depreciation and amortization	6,942	6,019	13,480	12,091
Change in fair value of cost method investments	—	—	—	—
Adjusted EBITDA from continuing operations	$11,766	$10,708	$24,242	$20,936

GAAP net income	$2,401	$2,545	$8,375	$26,392
Interest income	(884)	(510)	(1,674)	(850)
Interest expense	30	32	51	66
Income tax provision	719	693	2,556	11,817
Stock based compensation expense	2,558	427	3,074	755
Depreciation and amortization	6,942	6,019	13,480	12,273
Change in fair value of cost method investments	—	—	—	—
Adjusted EBITDA	$11,766	$9,206	$25,862	$50,453

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Second Quarter 2019 Results Page 10 July 22, 2019

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for the financial performance for 2019, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

                                                                                  #  #  #  #